Exhibit 99.1

PRESS RELEASE

ENERGY TRANSFER EQUITY, L.P.

REPORTS SECOND QUARTER AND YEAR-TO-DATE RESULTS

Dallas, Texas – April 17, 2006 – Energy Transfer Equity, L.P. (NYSE:ETE) reported net income for the second quarter ended February 28, 2006 of $24.4 million, as compared to net income of $38.8 million for the second quarter ended February 28, 2005, a decrease of $14.4 million. EBITDA, as adjusted, for the second quarter of fiscal 2006 was $151.5 million versus the $95.9 million reported for the second quarter of fiscal 2005, an increase of $55.6 million or approximately 58%.

For the six months ended February 28, 2006, net income increased $10.8 million or about 20% to $64.0 million as compared to $53.2 million for the six months ended February 28, 2005. EBITDA, as adjusted, increased $129.6 million or about 87% to $278.6 million for the six months ended February 28, 2006 as compared to $149.0 million for the six months ended February 28, 2005.

The Partnership’s financial statements reflect its underlying ownership in Energy Transfer Partners, L.P. (NYSE:ETP). Consequently, both the three and six months periods benefited from the results of operations of the Houston Pipeline transportation and storage assets which were purchased in January, 2005 by ETP, as well as increased volumes and synergies realized from operating the pipeline assets as an integrated system.

Net income for the three and six month periods ended February 28, 2006 was affected by a $109.5 million and $166.1 million increase, respectively, in minority interest expense, which is attributable to the increase in income from Energy Transfer Partners, L.P. The minority interest expense primarily represents partnership interests in Energy Transfer Partners, L.P. that the Partnership does not own. Net income for the three and six months ended February 28, 2006 was also affected by a non-cash expense of $52.9 million related to the issuance of the Partnership’s Class B Units at the time of the Partnership’s initial public offering in February 2006.

The Partnership’s principal sources of cash flow are its investments in the limited and general partner interests in ETP. The Partnership has no other operating activities apart from those conducted by the operating subsidiaries within ETP.

EBITDA, as adjusted, is a non-GAAP financial measure used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities. EBITDA, as adjusted, should not be considered in isolation or as a substitute for net income, income from operations, or other measures of cash flow. A table reconciling EBITDA, as adjusted, with appropriate GAAP financial measures is included in the summarized financial information included in this release.

Energy Transfer Equity, L.P. owns the general partner interests, 50% of the incentive distribution rights and approximately 33% of the outstanding limited partner interests of Energy Transfer Partners, L.P. (NYSE:ETP). Energy Transfer Partners, L.P. owns a diversified portfolio of energy assets, including natural gas operations consisting of approximately 11,700 miles of natural gas gathering and transportation pipelines, natural gas treating and processing assets located in Texas and Louisiana, and three natural gas storage facilities located in Texas. Energy Transfer Partners, L.P. is also one of the five largest U.S. retailers of propane, serving more than 700,000 customers from 321 locations in 34 states.

The information contained in this press release is available on the Partnership’s website at www.energytransfer.com. For more information, please contact John W. McReynolds, President and Chief Financial Officer, at 214-981-0700.

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	February 28, 2006	August 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,866	$33,459
Marketable securities	3,575	3,452
Accounts receivable, net of allowance for doubtful accounts	821,763	847,028
Accounts receivable from related parties	552	2,295
Inventories	238,787	302,893
Exchanges receivable	18,892	35,623
Price risk management assets	65,907	138,961
Prepaid expenses and other assets	79,863	101,467

Total current assets	1,263,205	1,465,178

PROPERTY, PLANT AND EQUIPMENT, net	3,107,554	2,887,750
LONG-TERM PRICE RISK MANAGEMENT ASSETS	9,043	41,687
INVESTMENT IN AFFILIATES	37,135	37,353
GOODWILL	354,681	353,608
INTANGIBLES AND OTHER ASSETS, net	115,317	131,544

Total assets	$4,886,935	$4,917,120

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

CURRENT LIABILITIES:
Working capital facility	$21,198	$17,026
Accounts payable	676,852	818,810
Accounts payable to related parties	62	410
Customer deposits	8,464	88,038
Price risk management liabilities	41,374	104,772
Accrued and other current liabilities	149,303	185,738
Income taxes payable	23,590	2,063
Deferred income taxes	2,157	—
Current maturities of long-term debt	39,700	39,376

Total current liabilities	962,700	1,256,233

LONG-TERM DEBT, less current maturities	1,894,985	2,275,965
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	1,021	30,517
LONG-TERM AFFILIATED PAYABLE	—	2,005
NONCURRENT DEFERRED INCOME TAXES	211,469	215,118
OTHER NONCURRENT LIABILITIES	10,356	13,284
MINORITY INTERESTS	1,488,593	1,212,135

	4,569,124	5,005,257

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL (DEFICIT):
General partner capital	98	772
Common Unitholders (134,003,277 and 0 units authorized, issued and outstanding at February 28, 2006 and August 31, 2005, respectively)	252,804	—
Class B Unitholders (2,521,570 and 0 units authorized, issued and outstanding at February 28, 2006 and August 31, 2005, respectively)	53,083	—
Limited partners’ deficit (0 and 116,503,277 limited partner units issued and outstanding at February 28, 2006 and August 31, 2005, respectively)	—	(62,216)
Accumulated other comprehensive income (loss)	11,826	(26,693)

Total partners’ capital (deficit)	317,811	(88,137)

Total liabilities and partners’ capital (deficit)	$4,886,935	$4,917,120

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit and unit data)

(unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2006	2005	2006	2005
REVENUES:
Midstream and transportation and storage	$2,083,303	$1,130,526	$4,291,837	$1,824,213
Propane and other	366,513	309,318	574,599	479,829

Total revenues	2,449,816	1,439,844	4,866,436	2,304,042

COSTS AND EXPENSES:
Cost of products sold, midstream and transportation and storage	1,785,053	1,028,558	3,744,422	1,650,473
Cost of products sold, propane and other	223,778	182,617	355,036	288,606
Operating expenses	99,696	73,551	202,367	133,751
Depreciation and amortization	32,070	25,509	62,037	48,445
Selling, general and administrative	85,506	12,427	110,995	23,289

Total costs and expenses	2,226,103	1,322,662	4,474,857	2,144,564

OPERATING INCOME	223,713	117,182	391,579	159,478

OTHER INCOME (EXPENSE):
Interest expense	(39,096)	(22,780)	(78,239)	(40,121)
Equity in earnings (losses) of affiliates	106	109	(168)	145
Gain (loss) on disposal of assets	662	(436)	534	(527)
Loss on extinguishment of debt	(5,060)	(7,996)	(5,060)	(7,996)
Interest income and other, net	2,432	248	3,496	385

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE AND MINORITY INTERESTS	182,757	86,327	312,142	111,364

Income tax expense	3,289	2,402	24,976	2,710

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTERESTS	179,468	83,925	287,166	108,654

Minority interests	(155,033)	(45,502)	(223,130)	(57,053)

INCOME FROM CONTINUING OPERATIONS	24,435	38,423	64,036	51,601

INCOME FROM DISCONTINUED OPERATIONS	—	435	—	1,626

NET INCOME	24,435	38,858	64,036	53,227

GENERAL PARTNER’S INTEREST IN NET INCOME	144	248	392	340

LIMITED PARTNERS’ INTEREST IN NET INCOME	$24,291	$38,610	$63,644	$52,887

BASIC NET INCOME PER LIMITED PARTNER UNIT
Limited Partners’ income from continuing operations	$0.18	$0.36	$0.54	$0.49
Limited Partners’ income from discontinued operations	—	0.01	—	0.01

NET INCOME PER LIMITED PARTNER UNIT	$0.18	$0.37	$0.54	$0.50

BASIC AVERAGE NUMBER OF LIMITED PARTNER UNITS OUTSTANDING	131,468,542	105,708,225	118,826,222	105,708,225

DILUTED NET INCOME PER LIMITED PARTNER UNIT
Limited Partners’ income from continuing operations	$0.18	$0.29	$0.53	$0.39
Limited Partners’ income from discontinued operations	—	—	—	0.01

NET INCOME PER LIMITED PARTNER UNIT	$0.18	$0.29	$0.53	$0.40

DILUTED AVERAGE NUMBER OF LIMITED PARTNER UNITS OUTSTANDING	131,468,542	132,140,226	118,826,222	132,140,226

SUPPLEMENTAL INFORMATION:

(unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2006	2005	2006	2005
Net income reconciliation:
Net income	$24,435	$38,858	$64,036	$53,227
Depreciation and amortization	32,070	25,509	62,037	48,445
Interest expense	39,096	22,780	78,239	40,121
Income tax expense on continuing operations	3,289	2,402	24,976	2,710
Non-cash compensation expense	52,953	—	52,953	—
Depreciation of minority interest	(2,330)	(2,551)	(4,662)	(5,102)
Other (income) expense, net	(2,432)	(126)	(3,496)	(159)
Depreciation and amortization of interest of discontinued operations	—	628	—	1,236
Loss on extinguishment of debt	5,060	7,996	5,060	7,996
Loss (gain) on disposal of assets	(662)	436	(534)	527

EBITDA, as adjusted (a)	$151,479	$95,932	$278,609	$149,001

VOLUMES SOLD THROUGH ENERGY TRANSFER PARTNERS, L.P.:
Midstream
Natural gas MMBtu/d – sold	1,529,856	1,411,800	1,528,616	1,313,254
NGLs Bbls/d – sold	9,537	16,261	9,879	12,931
Transportation and storage
Natural gas MMBtu/d – sold	1,868,486	2,039,179	1,709,049	2,039,179
Natural gas MMBtu/d – transported	4,231,797	3,045,656	4,349,137	3,078,193
Propane operations (in gallons)
Retail propane	165,758	165,696	254,496	252,131
Wholesale	28,243	25,708	47,844	44,017

(a)	EBITDA, as adjusted, is defined as ETE’s earnings before interest, taxes, depreciation, amortization and other non-cash items, such as compensation charges for unit issuances to employees, gain or loss on disposal of assets, and other expenses. ETE presents EBITDA, as adjusted, on a Partnership basis, which includes both the general and limited partner interests. Non-cash compensation expense represents charges for the value of the Class B Units of ETE awarded for the funding of management compensation arrangements in connection with the Partnership’s IPO in February 2006 which do not, or will not, require cash settlement. Non-cash income or loss such as the gain or loss arising from disposal of assets is not included when determining EBITDA, as adjusted. EBITDA, as adjusted, (i) is not a measure of performance calculated in accordance with generally accepted accounting principles and (ii) should not be considered in isolation or as a substitute for net income, income from operations or cash flow as reflected in ETP’s condensed consolidated financial statements.

EBITDA, as adjusted, is presented because such information is relevant and is used by management, industry analysts, investors, lenders and rating agencies to assess the financial performance and operating results of ETE’s fundamental business activities. Management believes that the presentation of EBITDA, as adjusted, is useful to lenders and investors because of its use in the natural gas and propane industries and for master limited partnerships as an indicator of the strength and performance of ETP’s ongoing business operations, including the ability to fund capital expenditures, service debt and pay distributions. Management believes that EBITDA, as adjusted, provides additional and useful information to ETE’s investors for trending, analyzing and benchmarking the operating results of ETE from period to period as compared to other companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted, allows investors to view ETE’s performance in a manner similar to the methods used by management and provides additional insight to ETP’s operating results.

EBITDA, as adjusted, is used by management to determine ETP’s operating performance, and along with other data as internal measures for setting annual operating budgets, assessing financial performance of ETP’s numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation. ETP has a large number of business locations in different regions of the United States. EBITDA, as adjusted, can be a meaningful measure of financial performance because it excludes factors which are outside the control of the employees responsible for operating and managing the business locations, and provides information management can use to evaluate the performance of the business locations, or the region where they are located, and the employees responsible for operating them. EBITDA, as adjusted, excludes non-cash compensation expense, which is a non-cash expense item resulting from unit based compensation plans that does not require cash settlement and is not considered during management’s assessment of the operating results of the Partnership’s business. Adding these non-cash compensation expenses in EBITDA, as adjusted, allows management to compare ETE’s operating results to those of other companies in the same industry who may have compensation plans with different levels and values of annual grants. Other expenses include other finance charges and other asset non-cash impairment charges that are reflected in ETE’s operating results but are not classified in interest, depreciation and amortization. The Partnership does not include gain or loss on the sale of assets when determining EBITDA, as adjusted, since including non-cash income or loss resulting from the sale of assets increases/decreases the performance measure in a manner that is not related to the true operating results of the Partnership’s business. In addition, ETP’s debt agreements contain financial covenants based on EBITDA, as adjusted.

There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss. In addition, the calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP. Management compensates for these limitations by considering EBITDA, as adjusted in conjunction with its analysis of other GAAP financial measures, such as gross profit, net income, and cash flow from operating activities.